EXHIBIT 21

Subsidiaries of the Registrant

The following is a list of subsidiaries of Sears Holdings Corporation, the names under which such subsidiaries do business, and the state or country in which each was organized, as of January 28, 2012. The list does not include subsidiaries which would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Names	State or Other Jurisdiction of Organization
Consolidated Subsidiaries:
Kmart Holding Corporation*	Delaware
Kmart Corporation*	Michigan
KLC, Inc.*	Texas
Kmart of Michigan, Inc.*	Michigan
Kmart of Washington LLC*	Washington
Kmart Stores of Illinois LLC*	Illinois
Kmart Stores of Texas LLC*	Texas
Kmart.com LLC*[1]	Delaware
MyGofer LLC*	Delaware
Sears Holdings Global Sourcing Limited[2]	Hong Kong
Sears Reinsurance Company Ltd.	Bermuda
Sears, Roebuck and Co.*	New York
A&E Factory Service, LLC*	Delaware
A&E Home Delivery, LLC*	Delaware
A&E Lawn & Garden, LLC*	Delaware
A&E Signature Service, LLC*	Delaware
California Builder Appliances, Inc.*[3]	Delaware
Florida Builder Appliances, Inc.*3	Delaware
Lands’ End, Inc.*[4]	Delaware
Lands’ End Direct Merchants, Inc.*	Delaware
Private Brands, Ltd.*	Delaware
Sears Authorized Hometown Stores, LLC*	Delaware
Sears Canada Inc.[5]	Canada
Sears Financial Holding Corporation	Delaware
Sears Holdings Management Corporation*[6]	Delaware
Sears Brands, L.L.C.[7]	Illinois
KCD IP, LLC[8]	Delaware
Sears Brands Management Corporation*[9]	Delaware
Sears Home Appliance Showrooms, LLC*	Delaware
Sears Home Improvement Products, Inc.*	Pennsylvania
Sears Outlet Stores, L.L.C.*	Delaware
Sears Protection Company*	Illinois
Sears Protection Company (Florida), L.L.C.*	Florida
Sears Roebuck Acceptance Corp.*	Delaware
Sears, Roebuck de Puerto Rico, Inc.*	Delaware
SOE, Inc.*3	Delaware
SRC Depositor Corporation[10]	Delaware
SRC O.P. Corporation[10]	Delaware
SRC Facilities Statutory Trust No. 2003-A10	Delaware
SRC Real Estate Holdings (TX), LLC[10]	Delaware
SRC Real Estate (TX), LP10	Delaware
StarWest, LLC*3	Delaware

*	Loan party under the Registrant’s Second Amended and Restated Credit Agreement, dated as of April 8, 2011.

[1]

Shares are owned by BlueLight.com, Inc., a Delaware corporation, which is a wholly-owned subsidiary of KBL Holding Inc., a Delaware corporation, which in turn is a wholly-owned subsidiary of Kmart Corporation.

[2]	Shares are owned by Kmart Overseas Corporation, a Nevada corporation, which is a wholly-owned subsidiary of Kmart Corporation.

[3]	Shares are owned by FBA Holdings, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Sears, Roebuck and Co.

[4]	Six subsidiaries of Lands’ End, Inc., which are in its same line of business, are omitted, three of which operate in the United States and three of which operate in foreign countries.

[5]

Shares are owned directly or indirectly (through SHLD Acquisition Corp., a Nova Scotia unlimited liability company) by Sears Canada Holdings Corp., a Delaware corporation, which is a wholly-owned subsidiary of Sears International Holdings Corp., a Delaware corporation, which in turn is a wholly-owned subsidiary of Sears, Roebuck and Co. Fourteen subsidiaries of Sears Canada Inc., which are in its same line of business, are omitted, only one of which operates in the United States.

[6]	Shares are owned by Sears, Roebuck and Co. and Kmart Holding Corporation.

[7]

The membership interest of Sears Brands, L.L.C. is owned by Sears Brands Business Unit Corporation, an Illinois corporation, which is a wholly-owned subsidiary of Sears Holdings Management Corporation.

[8]	Bankruptcy remote, special purpose entity that owns the U.S. rights to the Kenmore, Craftsman and DieHard trademarks and issuer of intercompany securities backed by such trademark rights.

[9]

Shares are owned by Sears Buying Services, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Sears Brands Business Unit Corporation, an Illinois corporation, which in turn is a wholly-owned subsidiary of Sears Holdings Management Corporation.

[10]	REMIC-related subsidiary.